Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.202.637.2200 Fax: +1.202.637.2201 www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
September 20, 2022	Düsseldorf	San Francisco
	Frankfurt	Seoul
CoStar Group, Inc.	Hamburg	Shanghai
1311 L Street NW	Hong Kong	Silicon Valley
Washington, DC 20005	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	CoStar Group, Inc. – Registration Statement on Form S-3 (Registration No. 333-238500)

To the addressee set forth above:

We have acted as special counsel to CoStar Group, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to 10,656,436 shares of common stock of the Company, $0.01 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2020 (Registration No. 333-238500) (as so filed and as amended, the “Registration Statement”), including a base prospectus dated May 19, 2020 (the “Base Prospectus”), a preliminary prospectus supplement dated September 14, 2022, filed with the Commission pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) and a final prospectus supplement dated September 16, 2022, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the underwriting agreement, dated September 16, 2022, among the Company and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

September 20, 2022

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated September 20, 2022, and to the reference to our firm contained in the Preliminary Prospectus and the Prospectus under the heading “Validity of the common stock.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/Latham &Watkins LLP